Exhibit 10.35

ASSOCIATE NON-COMPETITION, CONFIDENTIALITY

AND NON-SOLICITATION AGREEMENT

THIS AGREEMENT is made between ODP International, LLC, a corporation headquartered in Florida, together with any past, present, and future parents, subsidiaries, successors, assignees, and affiliated companies including, but not limited to, The ODP Corporation and its subsidiaries (each of which is individually and collectively defined herein as “ODPI”) and ____ (hereinafter “Associate”).1 ODPI and Associate shall together be referred to as “the Parties” and, individually, as a “Party.”

As a condition of the Associate’s employment, and for the good and valuable mutually-agreed consideration provided to Associate, including but not limited to the mutual promises herein, Associate’s employment with ODPI, the compensation and benefits to be paid and/or made available to Associate and the provision of confidential, proprietary, trade secret, and/or other non-public information to Associate, the receipt and sufficiency of which are hereby acknowledged (“Consideration”), Associate agrees as follows:

1.
Confidential Information.
(a)
Acknowledgement. Associate recognizes and acknowledges that: (i) ODPI’s Confidential Information (as defined below) is a valuable, special and unique asset of ODPI; (ii) access to and knowledge of the Confidential Information by Associate may be required so that Associate can perform their duties to ODPI; (iii) it is vital to ODPI’s legitimate business interests that the confidentiality of the Confidential Information be preserved and that the Confidential Information only be used for ODPI’s benefit; (iv) disclosure of the Confidential Information to any other person or entity outside of ODPI or use of the Confidential Information by or on behalf of any other person or entity, unless specifically and unambiguously authorized by ODPI, would result in irreparable harm to ODPI; (v) disclosure or use beyond the permitted scope of Confidential Information entrusted to ODPI by its customers and contractors would expose ODPI to substantial damages; (vi) the Confidential Information is and shall remain the exclusive property of ODPI; and (vii) nothing in this Agreement shall be construed as a grant to Associate of any rights, title or interest in, to, or under the Confidential Information.
(b)
Confidential Information. Confidential Information is defined as information of any kind, nature, or description, that relates to ODPI’s business, provides any member of ODPI with economic value or any business advantage, is not generally known to the public (other than as a result of a disclosure or wrongful act of the Associate or any of ODPI’s agents), and is or has been learned or developed by the Associate as a direct or indirect result of, or during the course

1 For the avoidance of any doubt, the term “ODPI,” as defined herein, includes every past, present, and future parent (including The ODP Corporation and its subsidiaries), subsidiary, successor, assignee, and affiliated company. Where this Agreement affords protections of any type to “ODPI,” the Parties recognize that the Agreement affords such protections not just to ODPI, but to each of the entities encompassed within the defined term “ODPI.” Associate acknowledges and agrees that each of these entities has and shall have the right to enforce this Agreement in its own right, whether or not ODPI seeks enforcement together with such other entity.

of, the Associate's employment with or work relating to ODPI. Confidential Information includes, but is not limited to, the inventions, trade secrets, proprietary or business information of ODPI, including, but not limited to information about or relating in any way to: any customer; business, merchandise, or marketing procedures, processes, or services; formulas; techniques; mask works, designs, and drawings; hardware and hardware configurations; technical data; code; know-how; software; research; marketing; developments; products; product lines; design; product or service ideas; purchasing; finances and financial affairs; accounting; merchandising; selling or sales; engineering; employees, contractors, capital providers, business partners or business associates of any member of ODPI; stockholders; lenders; training; business practices; past, present or future acquisitions; potential or target acquisitions; customer lists; customer contact lists; vendor lists; supplier lists; pricing; pricing agreements; marketshare data; marketing plans; licenses; contract information; business plans; financial forecasts; historical financial data; budgets; referral companies; merchandise resources; supply resources; service resources; system designs; procedures or manuals; policies; or the prices that any member of ODPI may obtain or have obtained or at which they sell or have sold any services or products.
(c)
Restrictions. Except as expressly directed by ODPI, Associate shall not, during or after Associate’s employment by ODPI, in whole or in part, disclose such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without written authorization from ODPI, nor shall Associate make use of any such Confidential Information for Associate’s own purposes or for the benefit of any person, firm, corporation or other entity under any circumstances during or after Associate’s employment without written authorization from ODPI; provided that if applicable law restricts the duration of the confidentiality and nonuse obligations set forth in this Section 1(c) (collectively, the “Confidentiality and Non-Use Obligations”) for Confidential Information that is not also a trade secret under applicable law (“Other Confidential Information”), the Confidentiality and Non-Use Obligations as to Other Confidential Information shall remain in effect during Associate’s employment with ODPI and for a period of seven (7) years thereafter, but shall be perpetual as to trade secrets.
(d)
Exclusions. The Confidentiality and Non-Use Obligations shall not apply to such Confidential Information that Associate can establish by clear and convincing written proof: (i) was known by Associate both prior to employment and other than by disclosure by ODPI; (ii) was lawfully in the public domain and generally known in the trade prior to its disclosure hereunder, or becomes publicly available and generally known in the trade other than through a breach of this Agreement or breach of any other obligation of confidentiality to ODPI; or (iii) was specifically and unambiguously authorized for non-confidential disclosure by a duly authorized executive officer of ODPI, other than by authority of Associate. Furthermore, nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). The Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b), provides: (1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document that is filed in a lawsuit or other proceeding, if such filing is made under seal. (2) An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual—(A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. Accordingly, the Parties to this Agreement have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law, or otherwise to file a charge or complaint with the Securities and Exchange Commission (SEC), Financial Industry Regulatory Authority (“FINRA”), Occupational Safety and Health Administration (“OSHA”), Commodities Futures Trading Commission (“CFTC”), any other self-regulatory organization, or any other federal or state regulatory authority. Associate acknowledges that this Agreement does not limit Associate’s ability to communicate with, provide testimony before, or provide documents or other information to, or otherwise participate in any investigation or proceeding before any state or federal regulatory authority or organization without notice to the Company. This Agreement also does not limit Associate’s right to receive an award for information provided to any government agency or regulatory authority or organization. The Parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.
(e)
Required Disclosures. Except as excluded above, Associate agrees to notify ODPI promptly upon learning about any court order or other legal requirement that purports to compel disclosure of any Confidential Information and to cooperate with ODPI in the exercise of ODPI’ right to protect the confidentiality of the Confidential Information before any tribunal or governmental agency. Disclosure of Confidential Information pursuant to a court order or other legal requirement that purports to compel disclosure of any Confidential Information shall not alter the character of that information as Confidential Information hereunder.
(f)
Return of Confidential Information. All Confidential Information is and shall continue to be the exclusive property of ODPI. Within twenty-four (24) hours after any termination of Associate’s employment, or at any time upon the request of ODPI, Associate shall deliver to ODPI, or its designee, all of such Confidential Information and all other ODPI property (including but not limited to keys, passes, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings/sketches, laboratory notebooks, flow charts, and equipment) then in Associate’s actual or potential possession or control in any tangible or electronic form. If Associate and ODPI mutually agree that if any Confidential Information or property cannot reasonably be delivered, Associate shall provide reasonable evidence that such materials have been destroyed, including but not limited to, the purging or erasing of any and all computer records and data files. Associate agrees that ODPI will be entitled to communicate these obligations to any future employer or potential employer of Associate.
(g)
Third Party Information. Associate acknowledges that ODPI has received and may in the future receive confidential and proprietary information from third parties subject to a duty on ODPI’ part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. Associate agrees that he/she owes ODPI and such third parties, both during the term of Associate’s employment and thereafter, a duty to hold all such confidential or proprietary information in strictest confidence and not to disclose or use it in any manner that is inconsistent with ODPI’ agreement with such third parties, unless expressly authorized to do so by a duly authorized executive officer of ODPI that is not the Associate.
(h)
No Disclosure or Use of Third Parties’ Information. Associate will not disclose to ODPI or use for its benefit any confidential information or material in violation of the rights of former employers or any third parties. Associate agrees not to improperly use or disclose, or bring onto any ODPI premises, any confidential or proprietary information or material of any third party for which Associate has provided service outside of the Associate’s employment with ODPI.
(i)
Stored/Transmitted Information. Associate acknowledges that all information stored on or transmitted using ODPI-owned or ODPI-leased property or equipment is the property of ODPI and is subject to access by ODPI at any time without notice. Associate has no expectation of privacy with respect to this information.

2.
Inventions, Patents, and Copyrights.

(a)
Definitions.
i.
“Company Development” means any Development that arises out of any Included Activity.
ii.
“Development” means any idea, discovery, improvement, invention (including without limitation any discovery of new technology and any improvement to existing technology), Confidential Information, know-how, method, design, analysis, drawing, report, innovation, writing, work of authorship, compilation and other development or improvement, whether or not patented or patentable, copyrightable, or reduced to practice or writing.
iii.
“Included Activity” means at the relevant time of determination, any activity conducted by, for or under the direction of ODPI, whether or not conducted at ODPI’s facilities, during working hours or using ODPI’s resources, or which relates directly or indirectly to (a) the business of ODPI as then operated or under consideration or development or (b) any method, program, computer software, apparatus, design, plan, model, specification, formulation, technique, product, process (including, without limitation, any business processes and any operational processes) or device, then purchased, sold, leased, used or under consideration or development by ODPI.
iv.
“IP Rights” means all rights of every nature relating to intellectual property whether formally registered or arising at common law, including without limitation all (i) United States and foreign patents and patent applications now or hereafter filed (including continuations, continuations-in-part, divisionals, reissues, reexaminations and foreign counterparts thereof), and all rights with respect thereto; (ii) industrial design rights; (iii) rights in Confidential Information, including without limitation, trade secret rights; (iv) United States and foreign semiconductor mask work rights and registrations for such rights; (v) copyrights and renewals thereof and other rights relating to literary or artistic works and data compilations, including without limitation author’s and moral rights and rights of publicity and privacy with respect to such works or compilations; and (vi) trademark and trade dress rights.
(b)
Assignment. To the fullest extent permitted by applicable law, Associate hereby irrevocably and unconditionally sells, transfers, and assigns to (and the following shall be the exclusive property of) ODPI, or its designee(s), the entire right, title and interest of Associate, including without limitation, all IP Rights in and to all Company Developments created by Associate, solely or jointly, (i) during Associate’s employment with ODPI or (ii) on or before the first anniversary of the date of termination of Associate’s employment with ODPI. Such sale, transfer, and assignment shall be effective upon creation. Associate acknowledges that all copyrightable materials developed or produced by Associate within the scope of Associate’s employment by ODPI arising from any Included Activity also constitute works made for hire, as that term is defined in the United States Copyright Act (17 U.S.C. § 101). Associate shall bear the burden to prove that any Development did not arise out of an Included Activity. ASSOCIATE HEREBY WAIVES IN FAVOR OF OFFICE DEPOT ANY AND ALL ARTIST’S OR MORAL

RIGHTS (INCLUDING WITHOUT LIMITATION, ALL RIGHTS OF INTEGRITY AND ATTRIBUTION) THEY MAY HAVE PURSUANT TO ANY STATE OR FEDERAL LAWS OF THE UNITED STATES IN RESPECT OF ANY COMPANY DEVELOPMENT AND ALL SIMILAR RIGHTS UNDER THE LAWS OF ALL OTHER JURISDICTIONS.
(c)
Disclosure & Cooperation. Associate will maintain adequate and current written records of all Company Developments arising from any Included Activity in which Associate participates, which records shall be available to and remain the property of ODPI at all times. Associate shall communicate promptly and disclose to ODPI, in such form as ODPI may reasonably request, all information, details and data pertaining to any Company Developments, and Associate shall execute and deliver to ODPI or its designee(s) such formal transfers, assignments and such other papers and documents and shall give such testimony as may be deemed necessary or required of Associate by ODPI or its designee to develop, preserve or extend ODPI’s rights relating to any Company Developments and to permit ODPI or its designee to file and prosecute patent applications and, as to copyrightable material, to obtain copyright registrations thereof. Associate hereby appoints ODPI as Associate’s attorney-in-fact to execute on Associate’s behalf any assignments or other documents deemed necessary by ODPI to protect or perfect its rights to any creations.
(d)
Exclusion. If any Company Development fully qualifies under any applicable state or federal law that (i) restricts the enforcement of the provisions of Sections 2(b) or 2(c) by an employer against an employee and (ii) prohibits the waiver of such employee rights by contract, then as to such qualifying Company Developments, the provisions of Sections 2(b) and 2(c) shall only apply to the extent, if any, not prohibited by such law. To the extent applicable law prohibits the assignment of certain inventions to ODPI, ODPI and Associate intend to permit the assignment of inventions to the greatest extent legally permitted.
(e)
Excluded & Licensed Developments. Attached is a list of all Developments made by Associate before Associate’s employment with ODPI commenced that Associate desires to exclude from this Agreement (“Excluded Developments”). ASSOCIATE REPRESENTS THAT IF NO SUCH LIST IS ATTACHED, THERE ARE NO EXCLUDED DEVELOPMENTS. As to any Development (other than a Company Development) in which Associate has an interest at any time prior to or during Associate’s employment with ODPI, including without limitation, any Excluded Development, any Development not arising from an Included Activity or any Development in which Associate otherwise acquires any interest (a “Separate Development”), prior to (i) using such Separate Development in any way in the course of Associate’s employment with ODPI if it arises from an Included Activity or (ii) disclosing the Separate Development to any employee, contractor, customer or agent of ODPI, Associate shall inform ODPI in writing of Associate’s intention to so use or disclose the Separate Development (the “Separate Development Notice”) and shall not so use or disclose the Separate Development unless ODPI consents in writing to such use or disclosure. Associate hereby grants to ODPI an exclusive, royalty-free, irrevocable, worldwide right and license to exercise any and all rights (including without limitation to make, have made, use, sell, offer to sell, import, reproduce, modify, create derivative versions of, distribute, publicly display and publicly perform such Separate Development and to sublicense such rights to others) with respect to any Separate Development that arises from an Included Activity that Associate so uses or discloses, irrespective of whether such use or disclosure is in accordance with or in breach of this notice requirement, unless and only to the extent the Separate Development Notice expressly makes reference to this Section of this Agreement and specifies the license restrictions or royalties required and ODPI agrees in writing to such restrictions or royalties.
3.
Non-Competition.

(a)
Definitions.
i.
“Business” means the retail and e-commerce sale and distribution of business or office products and/or services, including, but not limited to, copy and print services, managed print services, furniture sales and installation services, cleaning and break room supplies, janitorial and sanitation supplies, shipping services, and information technology (“IT”) services.
ii.
“Competitor” means any individual, corporation, limited liability company, association, partnership, estate, trust, or any other business, organization, or legal entity, and any parent, subsidiary, partner, agent, or affiliate of any such individual or entity, that engages in, or has then-current plans to become engaged in, the Business. Competitors include, but are not limited to: Staples, W.B. Mason, Impact Office Supplies, Royal Office Products, Amazon Business and Amazon Business Prime, Grainger, MSC, Fastenal, Michaels Stores, Inc., Walmart, XPO Logistics, Ryder Logistics, Saia, Maersk, Kuehne-Nagel, Redwood Logistics; any business having a particular product line or service in competition with an ODPI product line or service (as long as Associate’s responsibilities at ODPI included such product line or service); and any internet or other direct mail or direct marketing company engaged in the Business.
iii.
“Non-compete Period” means the period of Associate’s employment with ODPI and the greater of six months after Associate’s employment ends with ODPI (regardless of how it ends) or the period of time following the end of Associate’s employment during which ODPI pays severance to Associate (or if severance is paid in a lump sum, the period of time corresponding to the amount of salary paid in a lump sum). In the event of Associate’s breach of fiduciary duty to ODPI or Associate’s unlawful taking of physical or electronic property belonging to ODPI, the Non-Compete Period shall be enlarged to one (1) year after termination of employment, provided that the period shall also be extended and tolled for so long as Associate violates any of the restrictive covenants set forth herein (whether non-competition, non-solicitation, confidentiality, or others) until Associate comes into full compliance with the terms of the Agreement, and for any period(s) of time required for litigation to enforce the Agreement’s provisions.

Before taking any position with any person or entity during the Non-Compete Period, Associate will give written notice to ODPI of the name of such person or entity, as well as the assigned location, duties and responsibilities related to the position under consideration by ODPI. Associate understands and expressly agrees that the obligation to provide written notice under this Section 3(a)(iii) is a material term of this Agreement, and that the failure to provide such notice shall be a material breach of this Agreement, and shall constitute a presumption that any employment about which the Associate failed to give notice violates Section 3 of this Agreement. Irrespective of whether such notice is given, ODPI shall be entitled to advise any person or entity of the provisions of this Agreement, and to correspond and otherwise deal with any person or entity to ensure that the provisions of this Agreement are enforced and duly discharged.

iv.
“Restricted Area” means that area necessary to protect ODPI’s legitimate business needs. Associate acknowledges that ODPI does business in all 50 states, Puerto Rico, U.S. Virgin Islands, and other U.S. territories and has direct competitors in all of these areas. Associate further acknowledges that ODPI’s Confidential Information needs to be protected in all 50 states, Puerto Rico, U.S. Virgin Islands, and other U.S.

territories. Accordingly, for those Associates whose job responsibilities and access to Confidential Information are not limited to a specific geographic area, the Restricted Area shall include all 50 states, Puerto Rico, U.S. Virgin Islands, and other U.S. territories. For all other Associates, the Restricted Area shall be within 150 miles of Associate’s primary work location(s) for ODPI within the two years prior to the end of employment with ODPI.

(b) Non-Competition Obligations. Associate acknowledges that in the course of employment with ODPI, Associate has and will have access to and gain knowledge of the Confidential Information of ODPI; Associate has or will have substantial relationships with ODPI’s existing and prospective customers; and/or Associate has or will perform services of special, unique, and extraordinary value to ODPI. Therefore, during the Non-compete Period, Associate shall not anywhere in the Restricted Area: (i) own any interest in, control, or participate in any Competitor; or (ii) work for, become employed by, or provide services to (whether as an employee, consultant, independent contractor, volunteer, officer, director, or board member) any Competitor, where such position or service is competitive with ODPI, is similar to any of Associate’s positions or services for ODPI, or where such position or service will inevitably require that Associate disclose or utilize ODPI’s Confidential Information. Nothing shall prohibit Associate from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation that is publicly traded so long as Associate has no active participation in the corporation’s business.

4.
Duty of Loyalty, Non-Solicitation and Non-Interference. During employment and for 12 months after Associate’s employment ends with ODPI, regardless of how it ends (“Non-Solicitation Period”), Associate acknowledges that Associate owes a duty of loyalty to ODP and must act in accordance with such duty. As such, Associate shall not directly or indirectly through any other person or entity: (a) induce or solicit any employee, independent contractor, or other service provider of ODPI to leave the employ of ODPI or otherwise interfere with such individual’s relationship with ODPI; provided, however, that nothing shall prohibit Associate from discharging any employee of ODPI as part of Associate’s regular duties while employed by ODPI; (b) hire any person who was an employee of ODPI during the last six months of Associate’s employment; or (c) induce or solicit or attempt to influence any Customer, supplier, licensee, licensor, or franchisee of ODPI about whom Associate has or may have had Confidential Information, or whom Associate, as a result of his/her employment with ODPI, contacted, solicited, or called upon, to (i) cease doing business or change detrimentally its relationship with ODPI, or (ii) provide or purchase goods or services similar to the goods or services provided by it to or purchased by it from ODPI. “Customer” means any individual, company or other entity that has bought, buys, purchases or otherwise obtains goods or services from ODPI and known active or identified customer prospects.

5.
Non-Disparagement. Associate shall not during and after employment make any false, derogatory, or disparaging statements regarding ODPI or its business, officers, directors, or employees to or on behalf of any ODPI Customer, client, supplier, vendor, licensee, licensor, franchisee, or Competitor. This section does not, in any way, restrict or impede the Associate or ODPI from exercising protected rights to the extent that such rights cannot be waived by agreement, including but not limited to the rights specified in Section 1(d), Associate's Section 7 rights under the National Labor Relations Act or from complying with any applicable law or regulation, a valid court order, or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Associate shall promptly provide written notice of any such order to ODPI in accordance with Section 12.

6.
Modification. If, at the time of enforcement of any of the obligations in Sections 1 through 5 above, a court shall hold that the duration, scope, or area restrictions are unreasonable, the parties agree that the maximum duration, scope, or area reasonable, as determined by the court, shall be substituted and that the court shall enforce the obligations as modified. Associate agrees that the obligations in Sections 1 through 5 above are reasonable. Associate further agrees that the terms and conditions of this Agreement and its enforceability shall continue to apply and be valid notwithstanding any change in Associate’s duties, responsibilities, compensation, position, or job title, or any other significant change in Associate’s employment relationship with ODPI.

7.
Enforcement. In the event of the breach or a threatened breach by Associate of any of the obligations in Sections 1 through 5 above, the Associate hereby consents and agrees that money damages would not afford an adequate remedy and that ODPI shall be entitled to seek a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages. Any equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available relief. In addition, in the event of an alleged breach or violation by Associate of any of the obligations in Sections 3 or 4, the Non-Compete Period (defined in Section 3(a)) and the Non-Solicitation Period (defined in Section 4) shall be tolled until such breach or violation has been cured.

8.
Attorneys’ Fees. If the Associate breaches any of the covenants set forth in this Agreement or brings any action challenging this Agreement or its enforcement, to the extent permitted by law, if ODPI prevails, the Associate will be responsible for payment of all attorneys' fees and costs ODPI incurred in the course of enforcing the terms of the Agreement, including demonstrating the existence of a breach and any other contract enforcement efforts.
9.
Associate’s Representations. Associate represents and warrants to ODPI that: (a) Associate’s employment with ODPI and/or the execution, delivery, and performance of this Agreement by Associate do not and shall not conflict with, breach, violate, or cause a default under any contract, agreement, instrument, order, judgment, or decree to which Associate is a party or by which Associate is bound, (b) Associate is not a party to or bound by any employment agreement, non-compete agreement, confidentiality agreement, or other post-employment obligation with any other person or entity that would limit Associate’s ability to fulfill their job duties or obligations with ODPI, (c) Associate has returned all documents, materials, and data (and copies thereof), in tangible, electronic, or intangible form which are considered confidential or proprietary by Associate’s prior employer and that Associate has not and will not disclose any trade secrets or confidential or proprietary information of any prior employer while employed by ODPI, and (d) upon the execution and delivery of this Agreement to ODPI, this Agreement shall be a valid and binding obligation of Associate, enforceable in accordance with its terms. Associate agrees to indemnify and hold harmless ODPI in the event of any claims against ODPI by a third party alleging that Associate has, by virtue of being employed by ODPI and/or entering into this Agreement, created a conflict with, breached, violated, or caused a default under any contract or agreement with, or obligation to, such third party. ODPI’s right to indemnification shall include without limitation the right to be reimbursed by Associate for its attorneys’ fees and costs. Associate further acknowledges and represents that Associate has had an opportunity to consult with legal counsel regarding all of the provisions contained in this Agreement and that Associate fully understands its terms and conditions.

10.
Survival. This Agreement shall survive and continue in full force in accordance with its terms notwithstanding the separation of Associate’s employment for any reason.

11.
“At-Will” Status. Nothing in this Agreement shall be construed to in any way terminate, supersede, undermine, or otherwise modify the "at-will" status of the employment relationship between ODPI and the Associate, pursuant to which either the Associate or ODPI may terminate the employment relationship at any time, with or without cause, and with or without notice.

12.
Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed by (a) United States mail, return receipt requested, or (b) a nationally recognized courier (e.g., FedEx, UPS, and DHL), signature required, to the recipient at the address below indicated:

Notices to Associate: Associate’s last address appearing in the payroll/personnel records of ODPI.

Notices to ODPI:

ODP International, LLC

6600 N. Military Trail

Boca Raton, Florida 33496

Attention: Office of the General Counsel

and

ODP International, LLC

6600 N. Military Trail

Boca Raton, Florida 33496

Attention: EVP, Chief Human Resources Officer

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

13.
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any jurisdiction (and it is not capable of modification), it shall be severed and such invalidity, illegality, or unenforceability shall not affect the enforceability of the provision in any other jurisdiction, nor shall it affect the enforceability of any other provision of this Agreement.

14.
Complete Agreement. This Agreement is the complete agreement between the Parties and supersedes and preempts any prior understandings, agreements, or representations between them, whether written or oral, which may have related to the specific subject matter that is contained in this Agreement. Further, notwithstanding the foregoing, to the extent this Agreement is held to be void or unenforceable, this Agreement does not supersede any prior enforceable restrictive covenant agreed to by the Parties.

15.
No Strict Construction. The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

16.
Successors and Assigns. To the extent permitted by law, ODPI may assign this Agreement to any subsidiary or corporate affiliate, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of ODPI. This Agreement shall inure to the benefit of and be enforceable by ODPI, as defined herein, and its successors and assigns. Associate may not assign this

Agreement or any part hereof. Any purported assignment by the Associate shall be null and void from the initial date of purported assignment.

17.
Choice of Law; Venue; and Waiver of Right to Jury Trial. All issues and questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any other jurisdiction. Any claim or dispute arising out of or relating to this Agreement, including but not limited to its legality, interpretation, or enforceability, shall be heard and determined exclusively by state or federal courts located in Palm Beach County, Florida. The Parties expressly submit and consent in advance to the jurisdiction of such courts in any action or suit commenced in such court, and each Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. in any such proceedings, each of the parties HEREBY KNOWINGLY AND WILLINGLY WAIVES AND SURRENDERS SUCH PARTY’S RIGHT TO TRIAL BY JURY AND AGREES THAT SUCH LITIGATION SHALL BE TRIED TO A JUDGE SITTING ALONE AS THE TRIER OF BOTH FACT AND LAW, IN A BENCH TRIAL, WITHOUT A JURY.

18.
Amendment and Waiver. No provision of this Agreement may be amended or modified by the Parties hereto unless the amendment or modification is agreed to in writing and signed by the Associate and by an authorized representative of ODPI. No waiver by either Party of any breach of any condition or provision of this Agreement to be performed by the other Party shall be deemed a waiver of any other provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either Party in exercising any right, power, or privilege under this Agreement operate as a waiver to preclude any other or further exercise of any right, power, or privilege.
19.
Acknowledgment. Associate acknowledges that this Agreement is a condition of Associate’s employment with ODPI. ODPI encourages all employees to consult with an attorney before entering into the Agreement. Associate further acknowledges and represents that Associate has had an opportunity to consult with legal counsel of their choosing regarding all of the provisions contained in this Agreement, and that Associate represents that they have availed themselves of this opportunity or, in the alternative, has knowingly and voluntarily foregone the assistance of legal counsel. Associate further acknowledges that Associate has fully read and understands the Agreement’s terms has been provided with fourteen (14) days to review this Agreement.

IN WITNESS WHEREOF, Associate has executed this Agreement effective as of the date written below.

By reviewing the Agreement, and electronically signing through DocuSign, Associate is signing this Agreement electronically. Associate agrees that Associate’s electronic signature (“E-Signature”) is the legal equivalent of Associate’s manual signature on this Agreement. By electronically signing below, Associate consents to be legally bound by this Agreement’s promises, terms and conditions. Associate further agrees that Associate’s use of a key-pad, mouse, or other device to select an item, button, icon or similar act/action, constitutes Associate’s signature, acceptance and agreement as if actually signed by Associate in writing. Associate agrees that no certification authority or other third-party verification is necessary to validate

Associate’s E-Signature and that the lack of such certification or third-party verification will not in any way affect the enforceability of Associate’s E-Signature.

Associate:

_______________________

Date

_______________________

Signature

_______________________